EXHIBIT 21

SUBSIDIARIES OF GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Subsidiary	Jurisdiction of Incorporation or Organization
Advised Assets Group, LLC	Colorado
Alta Health & Life Insurance Company	Indiana
BenefitsCorp, Inc. (1)	Delaware
BenefitsCorp, Inc. of Wyoming	Wyoming
GWFS Equities, Inc.	Delaware
Canada Life Insurance Company of America	Michigan
FASCore, LLC	Colorado
Emjay Corporation	Wisconsin
EMJAY Retirement Plan Services, Inc.	Wisconsin
First Great-West Life & Annuity Insurance Company	New York
Great-West Benefit Services, Inc.	Delaware
Great-West Life & Annuity Insurance Company of
South Carolina	South Carolina
GW Capital Management, LLC (2)	Colorado
GWL Properties, Inc.	Colorado
Maxim Series Fund, Inc.	Maryland
National Plan Coordinators of Delaware, Inc.	Delaware
Great-West Healthcare Holdings, Inc.	Colorado
Great-West Healthcare, Inc.	Vermont
Great-West Healthcare of Arizona, Inc.	Arizona
Great-West Healthcare of California, Inc.	California
Great-West Healthcare of Colorado, Inc.	Colorado
Great-West Healthcare of Florida, Inc.	Florida
Great-West Healthcare of Georgia, Inc.	Georgia
Great-West Healthcare of Illinois, Inc.	Illinois
Great-West Healthcare of Indiana, Inc.	Indiana
Great-West Healthcare of Kansas/Missouri, Inc.	Kansas
Great-West Healthcare of Massachusetts, Inc.	Massachusetts
Great-West Healthcare of New Jersey, Inc.	New Jersey
Great-West Healthcare of North Carolina, Inc.	North Carolina
Great-West Healthcare of Ohio, Inc.	Ohio
Great-West Healthcare of Oregon, Inc.	Oregon
Great-West Healthcare of Pennsylvania, Inc.	Pennsylvania
Great-West Healthcare of Tennessee, Inc.	Tennessee
Great-West Healthcare of Texas, Inc.	Texas
Great-West Healthcare of Washington, Inc.	Washington
Mediversal, Inc.	Nevada
One Orchard Equities, Inc.	Colorado
Orchard Capital Management, LLC	Colorado
Orchard Trust Company	Colorado
Universal Claims Administration	Nevada
Westkin Properties Ltd.	California
IHN, Inc.	Indiana
Lottery Receivable Company ONE LLC	Delaware
LR Company II, L.L.C.	Delaware
Singer Collateral Trust IV	Delaware
Singer Collateral Trust V	Delaware

(1)	Also doing business as Benefits Insurance Services, Inc.
(2)	Also doing business as Maxim Capital Management, LLC.